                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-A

              For Registration Of Certain Classes Of Securities
                   Pursuant To Section 12(B) Or (G) Of The
                       Securities Exchange Act Of 1934

                           ALLEGIANT BANCORP, INC.
                         ALLEGIANT CAPITAL TRUST II
           (Exact name of registrant as specified in its charter)

                     MISSOURI                                           43-1519382
                     DELAWARE                                           43-6869516
     (State of incorporation or organization)              (I.R.S. Employer Identification No.)


     2122 KRATKY ROAD, ST. LOUIS, MISSOURI                             63114
     (Address of principal executive offices)                       (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. | |

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:

                REGISTRATION NOS. 333-62684 AND 333-62684-01

Securities to be registered pursuant to Section 12(b) of the Act:    NONE
                                                                (Title of class)

      Securities to be registered pursuant to Section 12(g) of the Act:

  ___% CUMULATIVE TRUST PREFERRED SECURITIES OF ALLEGIANT CAPITAL TRUST II
    (AND THE GUARANTEE OF ALLEGIANT BANCORP, INC. WITH RESPECT THERETO)
                              (Title of class)

ITEM 1.  DESCRIPTION OF SECURITIES.

         A full description of Allegiant Capital Trust II's ___% Trust Preferred Securities and Allegiant Bancorporation, Inc's guarantee being registered hereby, will be set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that forms part of the Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01) (including any amendments thereto, the "Registration Statement") filed by Allegiant Bancorporation, Inc and Allegiant Capital Trust II with the Securities and Exchange Commission (the "Commission") on June 8, 2001, under the Securities Act of 1933. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.

         The following exhibits are incorporated by reference:

 Exhibit No.                            Description
 -----------                            -----------

    1 Certificate of Trust of Allegiant Capital Trust II, filed as Exhibit 4.6 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    2             Form of Amended and Restated Trust Agreement, filed as
                  Exhibit 4.8 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    3             Form of Junior Subordinated Indenture, filed as Exhibit
                  4.4 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    4             Form of Junior Subordinated Debenture, filed as Exhibit
                  4.5 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    5 Form of Trust Preferred Security, filed as Exhibit 4.9 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    6 Form of Guarantee Agreement, filed as Exhibit 4.10 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.



                         *        *       *

                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                      ALLEGIANT BANCORP, INC.



Date:  September 21, 2001             By    /s/ Thomas A. Daiber
                                         ---------------------------------------
                                          Thomas A. Daiber, Senior Vice
                                          President and Chief Financial Officer



                                      ALLEGIANT CAPITAL TRUST II



Date:  September 21, 2001             By     /s/ Thomas A. Daiber
                                         ---------------------------------------
                                          Thomas A. Daiber, Administrator

                                EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------

    1 Certificate of Trust of Allegiant Capital Trust II, filed as Exhibit 4.6 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    2             Form of Amended and Restated Trust Agreement, filed as
                  Exhibit 4.8 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust II's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    3             Form of Junior Subordinated Indenture, filed as Exhibit
                  4.4 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust II's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    4             Form of Junior Subordinated Debenture, filed as Exhibit
                  4.5 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    5 Form of Trust Preferred Security, filed as Exhibit 4.9 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust II's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.

    6 Form of Guarantee Agreement, filed as Exhibit 4.10 to Amendment No. 1 to Allegiant Bancorp's and Allegiant Capital Trust II's Registration Statement on Form S-3 (Reg. Nos. 333-62684 and 333-62684-01), is hereby incorporated by reference.